Exhibit 10.45

GUARANTY

THIS GUARANTY (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of September 4, 2002, is entered into by each of Teleservices Management Company, a Delaware corporation, Teleservices Technology Company, a Delaware corporation, RMH Interactive Technologies, LLC, a Delaware limited liability company, RMH Teleservices International, Inc., a corporation organized under the laws of New Brunswick, Canada, 515963 N.B. Inc., a corporation organized under the laws of New Brunswick, Canada, and 516131 N.B. Inc., a corporation organized under the laws of New Brunswick, Canada (each, a “Guarantor” and, collectively, “Guarantors”), in favor of Foothill Capital Corporation, a California corporation (the “Lender”).

RECITALS

WHEREAS, RMH Teleservices, Inc., a Pennsylvania corporation (“Borrower”), has entered into a Loan and Security Agreement, dated as of September 4, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), with Lender;

WHEREAS, it is a condition precedent to the extension of credit by Lender under the Loan Agreement that Guarantors shall have executed and delivered this Guaranty; and

WHEREAS, Guarantors will obtain benefits from the extension of credit to Borrower under the Loan Agreement and, accordingly, desire to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to extend credit to, and issue letters of credit for the account of Borrower pursuant to the Loan Agreement, each of Guarantors hereby agrees, for the benefit of the Guaranteed Party, as follows:

ARTICLE I
DEFINITIONS

Section 1.1    Loan Agreement Definitions.

Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Loan Agreement.

Section 1.2    Certain Terms.

The following terms when used in this Guaranty shall have the following meanings:

“Avoidable Payment” has the meaning assigned to that term in Section 4.1(c).

“Bankruptcy Code” means (i) the United States Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada), or (iii) the Companies’ Creditors Arrangement Act (Canada), as applicable and as in effect from time to time or any similar legislation in a relevant jurisdiction.

“Borrower” has the meaning assigned to such term in the Recitals to this Guaranty.

“Contractual Obligations”, as applied to any Person, means any provision of any security issued by such Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which such Person is a party or by which it or any of its properties or assets is subject or bound.

“Governmental Authority” means any federal, state, local, provincial, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guaranteed Obligations” means the Obligations of Borrower under the Loan Documents, including all obligations and liabilities of Borrower in respect of the unpaid principal of and interest on the Advances and all other obligations and liabilities of Borrower (including, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Agreement or the other Loan Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all attorneys’ fees and disbursements).

“Guaranteed Party” means the Lender.

“Guarantor” and “Guarantors” have the meanings ascribed to such terms in the introduction to this Guaranty.

“Guarantor’s Conditional Rights” has the meaning assigned to that term in Section 4.1(a).

“Guaranty” has the meaning assigned to that term in the introduction to this Guaranty.

“Lender” has the meaning assigned to that term in the introduction to this Guaranty.

“Loan Agreement” has the meaning assigned to that term in the Recitals to this Guaranty.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Guarantors and Borrower, taken as a whole, (b) a material impairment of the ability of any Guarantor to perform its obligations hereunder or under any of the Loan Documents to which it is a party or of Lender Group’s ability to enforce the Guaranteed Obligations or realize upon the

Collateral, or (c) a material impairment of the enforceability or priority of the Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of any Guarantor.

“Requirements of Law” shall mean, as to any Person, any law, treaty, statute, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or bound.

Section 1.3    Other Interpretive Provisions.

Except as otherwise expressly provided herein, the rules of interpretation set forth in Section 1.4 of the Loan Agreement shall apply mutatis mutandis to this Guaranty.

ARTICLE II
GUARANTY PROVISIONS

Section 2.1    Guaranty.

(a)    Each Guarantor, jointly and severally, hereby unconditionally, absolutely and irrevocably guarantees the full and punctual payment and performance when due, whether at stated maturity, by declaration, acceleration, demand, required prepayment, or otherwise, of all the Guaranteed Obligations.

(b)    Each Guarantor, jointly and severally, agrees to pay to the Guaranteed Party, with or without notice or demand, and to indemnify and hold harmless the Guaranteed Party from and against, any and all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel and reasonable allocated costs of internal counsel) incurred or expended by the Guaranteed Party in connection with any of the Guaranteed Obligations of Borrower or the collection thereof, and in connection with the enforcement or preservation of any rights under, or provisions of, this Guaranty.

(c)    Each Guarantor shall be jointly and severally liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty voidable under applicable law relating to fraudulent obligations, fraudulent conveyance, or fraudulent transfer under applicable law (including, without limitation, under Section 548 of the United States Bankruptcy Code or any similar provision under applicable law), and not for any greater amount.

(d)    Each Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor and not merely as a surety.

(e)    This Guaranty constitutes a guaranty of payment and performance, and not merely of collection.

(f)    Each Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the Loan Documents or the rights of the Guaranteed Party with respect thereto.

(g)    This Guaranty is a continuing guaranty and shall apply to all Guaranteed Obligations whether existing now or in the future and shall remain in full force and effect until the indefeasible payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

Section 2.2    Acceleration of Guaranty

Subject to Section 2.1(c), each Guarantor agrees that, if an Event of Default of the nature set forth in Section 8.4 or 8.5 of the Loan Agreement occurs, all of the Guaranteed Obligations shall, as set forth in Section 9.1(a) of the Loan Agreement, be immediately due and payable, and, accordingly such Guarantor shall pay to the Guaranteed Party forthwith the amount of the Guaranteed Obligations.

Section 2.3    Guaranty Absolute.

(a)    The liability of each Guarantor under this Guaranty is irrevocable, absolute, independent and unconditional and is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by such Guarantor or by any other Person, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstances or occurrence whatsoever, including, without limitation: (i) any other guaranty or undertaking or maximum liability of a guarantor or of any other Person as to the Guaranteed Obligations, (ii) any payment on or in reduction of any such other guaranty or undertaking, (iii) any revocation or release of any obligations of any other guarantor of any of the Guaranteed Obligations, (iv) any payment made to the Guaranteed Party on the Guaranteed Obligations which the Guaranteed Party repays to Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor hereby waives any right to the deferral or modification of such Guarantor’s obligations hereunder by reason of any such proceeding, (v) any action or inaction by the Guaranteed Party as contemplated in Section 2.3(c) hereof, (vi) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations, any security therefor (including the lack of attachment or perfection of a security interest in any collateral which secures any of the Guaranteed Obligations, or any other impairment of collateral), or any of the Loan Documents, or (vii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower, any Guarantor, any other guarantor or any surety.

(b)    The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations of Borrower and any other guarantor of any of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Borrower or such other guarantor or whether Borrower, Guarantor or such other guarantor is joined in any such action or actions. Any payment by Borrower or other circumstances which operates to toll any statute of limitations as to Borrower shall operate to toll the statute of limitations as to Guarantors.

(c)    Each Guarantor authorizes the Guaranteed Party, without notice to or further assent by such Guarantor, and without affecting such Guarantor’s liability hereunder (regardless of whether any subrogation or similar right that such Guarantor may have or any other right or remedy of such Guarantor is extinguished or impaired), from time to time to do any or all of the following:

(i)        renew, alter, extend, accelerate, or otherwise change the time, place, manner or terms of payment or performance of, or any other term of, any of the Guaranteed Obligations (including increase or decrease of the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof;

(ii)       take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(iii)      exercise in such manner and order as they elect in their sole discretion or refrain from exercising any rights or remedies against Borrower, such Guarantor, any other guarantor of any of the Guaranteed Obligations, or any Subsidiary thereof, or otherwise act or refrain from acting;

(iv)       release, add or substitute any one or more endorsers, such Guarantor, any other guarantor of any of the Guaranteed Obligations, Borrower or other obligor;

(v)        settle, compromise, release or discharge, or accept or refuse any offer of payment or performance with respect to, or substitutions for, any of the Guaranteed Obligations, any security therefor, or any agreement relating thereto and/or subordinate the payment of all or any part thereof to the payment of any other obligations (whether due or not) of Borrower to creditors of Borrower;

(vi)       except as otherwise required by the Loan Agreement, apply any sums by whomsoever paid or howsoever realized to any of the Guaranteed Obligations as the Guaranteed Party may elect in its sole discretion, regardless of what Guaranteed Obligations remain unpaid or of whether or not such Guaranteed Obligations are secured or guaranteed;

(vii)     consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Loan Documents or any of such other instruments or agreements;

(viii)    act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against Borrower to recover any payments made pursuant to this Guaranty; and/or

(ix)    otherwise deal with Borrower, such Guarantor, any other guarantor of any of the Guaranteed Obligations, and/or any security as the Guaranteed Party may elect in its sole discretion.

Section 2.4    Certain Waivers.

Each Guarantor irrevocably and unconditionally hereby waives:

(a)      any right to require the Guaranteed Party, to: (i) proceed against Borrower, any other guarantor of any of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any Collateral or any other security held from Borrower, any such other guarantor or any other Person, or (iii) pursue any other remedy in the power of the Guaranteed Party whatsoever;

(b)      the right to have the property of Borrower, such Guarantor or any other guarantor of any of the Guaranteed Obligations first applied to the discharge of the Guaranteed Obligations or any part thereof;

(c)      any notices, demands, promptness, diligence, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under any of the Loan Documents, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower, and any other notice with respect to any of the Guaranteed Obligations, this Guaranty or any other Loan Document;

(d)      the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof;

(e)      any requirement of marshaling or any other principle of election of remedies;

(f)      any right to assert against the Guaranteed Party any defense (legal or equitable), setoff, counterclaim and other right that such Guarantor may now or any time hereafter have against Borrower or any other guarantor of any of the Guaranteed Obligations;

(g)      any rights to setoffs, recoupments and counterclaims;

(h)      any right to revoke or terminate this Guaranty;

(i)      any defenses based on or arising out of any change, reorganization, restructuring or termination of the corporate or organizational structure or existence of Borrower, any Guarantor, any of their Subsidiaries or any other guarantor of any of the Guaranteed Obligations and to any corresponding restructuring of the Guaranteed Obligations;

(j)      any defense arising by reason of or based on the incapacity, lack of authority or any disability of Borrower or any other guarantor of any of the Guaranteed Obligations;

(k)      any defense arising by reason of or based on the lack of validity or the unenforceability or the illegality of all or any of the Guaranteed Obligations, any Loan Documents or any other agreement or instrument relating thereto;

(l)       any defense that at any time may be available to such Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect;

(m)     any and all suretyship defenses, including, but not limited to, (1) surrender, release, exchange, substitution, dealing with or taking any additional collateral, (2) abstaining from taking advantage of or realizing upon any security interest or other guaranty, and (3) any impairment of collateral, including, but not limited to, failure to perfect a security interest in the collateral; and

(n)      any defense based on or arising out of any defense of Borrower, any other guarantor of any of the Guaranteed Obligations or any other party other than the indefeasible payment and performance in full of the Guaranteed Obligations.

Section 2.5     Bankruptcy; No Discharge.

(a)      Without limiting this Guaranty, this Guaranty shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against Borrower or any other guarantor of any of the Guaranteed Obligations, including (i) any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations in or as a result of any such proceeding, whether or not assented to by the Guaranteed Party, (ii) any disallowance of all or any portion of any claim for repayment of the Guaranteed Obligations, (iii) any use of cash or other collateral in any such proceeding, (iv) any agreement or stipulation as to adequate protection in any such proceeding, (v) any failure by the Guaranteed Party to file or enforce a claim against Borrower or any other guarantor of any of the Guaranteed Obligations or its estate in any bankruptcy or reorganization case, (vi) any amendment, modification, stay or cure of the Guaranteed Party’s rights that may occur in any such proceeding, (vii) any election by the Guaranteed Party under Section 1112(b)(2) of the United States Bankruptcy Code (or any similar provision under applicable law), or (viii) any borrowing or grant of a Lien under Section 364 of the United States Bankruptcy Code (or any similar provision under applicable law). Each Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of any such proceeding with respect to Borrower and any other guarantor of any of the Guaranteed Obligations.

(b)      Notwithstanding anything to the contrary herein contained, this Guaranty (and any Lien on the collateral securing this Guaranty or the Guaranteed Obligations) shall continue to be effective or be reinstated, as the case may be, if at any time any payment or any part thereof, of any or all of the Guaranteed Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Guaranteed Party in connection with any bankruptcy, reorganization or similar proceeding involving Borrower, any other guarantor or otherwise, if the proceeds of any such collateral are required to be returned by the Guaranteed Party under any such circumstances, or if the Guaranteed Party elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received.

ARTICLE III
ACKNOWLEDGMENTS

Section 3.1    Benefits.

Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the agreements, waivers and acknowledgments set forth herein are knowingly made in contemplation of such benefits and acknowledgments.

Section 3.2    Relevant Information.

Each Guarantor acknowledges and assumes all responsibility for being and keeping itself informed of Borrower’s financial condition, operations, assets, properties and prospects now and in the future, and of all other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and such Guarantor agrees that the Guaranteed Party shall not have any duty to advise or inform such Guarantor of information known to it regarding such circumstances or risk or relating to the financial condition, operations, assets, properties or prospects of Borrower now or in the future.

ARTICLE IV
SUBROGATION AND SUBORDINATION

Section 4.1    Subrogation.

(a)    Each Guarantor hereby waives any claim, right or remedy, and it agrees that it will not exercise any such claim, right or remedy, which it may now have or may hereafter acquire or have against Borrower, any of Borrower’s assets or any other guarantor of any of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any of the other Loan Documents (as such claims, rights and remedies being referred to collectively as such “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Guaranteed Party or any other guarantor of any of the Guaranteed Obligations, or any collateral which the Guaranteed Party now has or hereafter acquires for the Guaranteed Obligations, whether or not such claim, right or remedy arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Borrower or any other guarantor of any of the Guaranteed Obligations, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, right or remedy, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid and performed in full and the Commitments shall have expired or terminated.

(b)    If, notwithstanding Section 4.1(a), any amount shall be paid to any Guarantor on account of any of such Guarantor’s Conditional Rights and either (i) such amount is paid to such Guarantor at any time when the Guaranteed Obligations shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such Guarantor any payment made by Borrower to the Guaranteed Party is at any time determined to be an Avoidable Payment, then such amount paid to such Guarantor shall be deemed to be held in trust for the benefit of the Guaranteed Party and shall forthwith be paid to the Guaranteed Party to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(c)    To the extent that any of the provisions of this Section 4.1 shall not be enforceable, each Guarantor agrees that until such time as the Guaranteed Obligations have been indefeasibly paid and performed in full and the period of time has expired during which any payment made by Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations to the Guaranteed Party may be subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by the Guaranteed Party or paid over to a trustee, receiver, or any other Person, whether under any bankruptcy act or otherwise (any such payment being hereafter referred to as an “Avoidable Payment”), such Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to the Guaranteed Party’s right to full payment and performance of the Guaranteed Obligations, and such Guarantor shall not enforce nor seek to enforce any of such Guarantor’s Conditional Rights until such time as the Guaranteed Obligations have been indefeasibly paid and performed in full and the period of time has expired during which any payment made by Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations to the Guaranteed Party may be determined to be an Avoidable Payment.

Section 4.2    Subordination of Other Obligations.

Any indebtedness of Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by any Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Guaranteed Party and shall forthwith be paid over to the Guaranteed Party to be credited and applied against the Guaranteed Obligations, but without affecting, impairing or limiting in any manner the liability of any Guarantor under any other provisions of this Guaranty.

ARTICLE V
PAYMENTS

Section 5.1    Payments Generally.

All payments to be made by any Guarantor to or for the account of the Guaranteed Party shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off and in accordance with Section 2.4 of the Loan Agreement.

Section 5.2    Payments Free and Clear of Taxes, etc.

(a) The provisions of Section 16.11(e) of the Loan Agreement are hereby incorporated by reference into this Guaranty as if fully stated herein, except that each reference to the “Borrower” contained therein shall be deemed to be a reference to the “Guarantors” for purposes of this Guaranty.

(b) Each Guarantor shall pay any present or future stamp or documentary taxes or any other sales, excise, or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as “Other Taxes”).

(c) If any Guarantor shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Guaranteed Party, such Guarantor shall also pay to the Guaranteed Party, at the time interest is paid, such additional amount that the Guaranteed Party specified is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Guaranteed Party would have received if such Taxes or Other Taxes had not been imposed.

(d) Each Guarantor hereby, jointly and severally, indemnifies and holds harmless the Guaranteed Party for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.2) paid by the Guaranteed Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that the Guaranteed Party agrees to contest in good faith any Taxes or Other Taxes that the Guaranteed Party, in its sole discretion, believes have been incorrectly asserted. A certificate as to the amount demanded by the Guaranteed Party, absent manifest error, shall be binding and conclusive.

(e) Without prejudice to the survival of any other agreement of Guarantors hereunder, the agreements and obligations of Guarantors contained in this Section 5.2 shall survive the payment in full of the Guaranteed Obligations.

ARTICLE V
IREPRESENTATIONS AND WARRANTIES

Each Guarantor hereby represents and warrants to the Guaranteed Party that:

Section 6.1    Existence.

Such Guarantor: (a) is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation; (b) has the necessary power to own its assets and to transact the business in which it is now engaged; and (c) is duly qualified as a foreign corporation or other business entity, as the case may be, and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Change.

Section 6.2    Power; Authorization.

Such Guarantor has the necessary power, authority and legal right to execute, deliver and perform this Guaranty and has taken all necessary action to authorize its guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty. This Guaranty has been executed and delivered by a duly authorized officer or partner, as the case may be, of such Guarantor.

Section 6.3    Binding Effect.

This Guaranty constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 6.4    No Consents, Approvals, Etc.

No consent of any other Person including, without limitation, stockholders or partners and creditors of such Guarantor, and no license, permit, order, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required (a) by such Guarantor in connection with this Guaranty, (b) for the execution, delivery, performance of this Guaranty by such Guarantor or (c) for the legality, validity, binding effect or enforceability of this Guaranty, except for such consents, licenses, permits, approvals, authorizations, exemptions, notices, reports, registrations filings and declarations as are in full force and effect as of the date hereof.

Section 6.5    No Conflict.

The execution, delivery and performance of this Guaranty do not and will not (a) violate any provision of any Requirement of Law applicable to such Guarantor, (b) violate any provision of the certificate or articles of incorporation or other formation or charter document or bylaws (or equivalent organizational documents) of such Guarantor, (c) violate any order, judgment, writ, injunction or decree of any court or Governmental Authority binding on such Guarantor, (d) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Guarantor, (e) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Guarantor (other than any Liens created under any of the Loan Documents in favor of the Guaranteed Party), or (f) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Guarantor, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Guaranteed Party.

Section 6.6    Compliance with Law.

Such Guarantor is in compliance with all applicable Requirements of Law, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.

Section 6.7    Contractual Obligations.

Neither such Guarantor nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Change.

Section 6.8    Litigation.

Other than those matters disclosed on Schedule 5.10 of the Loan Agreement, there are no actions, suits, or proceedings pending or, to the best knowledge of such Guarantor, threatened against such Guarantor or any of its Subsidiaries, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to such Guarantor or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1    Amendments, Etc.

No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by such Guarantor and consented to by the Guaranteed Party, and then such amendment, modification, waiver or consent shall be effective only in the specific instance, and for the specific purpose for which given.

Section 7.2    Notices.

Any communications between the parties hereto or notices provided herein to be given shall be sent in accordance with the provisions of, and to the addresses set forth in, Section 12 of the Loan Agreement, and if to any Guarantor, to the following address:

c/o RMH Teleservices, Inc.
15 Campus Blvd
Newtown Square, PA 19073
Attention: James Perry
Telephone No.: (610) 325-3100
Facsimile No.: (610) 492-0042

with copies to:             Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street
Philadelphia, PA 19103-2097
Attn: Bruce R. Lesser, Esq.

Fax: 215-977-2334

Section 7.3      No Waiver; Cumulative Remedies.

No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other or further right, remedy, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.4      Successors and Assigns.

This Guaranty and the liability and obligations of Guarantors hereunder shall be binding upon Guarantors and each of their respective successors and assigns; and this Guaranty shall inure to the benefit of and be enforceable by the Guaranteed Party and its successors, transferees and assigns; provided, however, that no Guarantor may assign any of its rights or obligations hereunder.

Section 7.5    Counterparts; Effectiveness.

This Guaranty may be executed in any number of separate counterparts, each of which, when so executed and delivered shall be deemed an original, but all of which counterparts when taken together shall be deemed to constitute but one and the same agreement. This Guaranty shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Guaranty or to any amendments, waivers, consents or supplements hereof or thereof by facsimile shall be as effective as delivery of a manually executed counterpart thereof.

Section 7.6      Setoff.

In addition to, and not limitation of, any rights of the Guaranteed Party under applicable law, the Guaranteed Party shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the obligations of any Guarantor owing to it hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with the Guaranteed Party. The Guaranteed Party agrees promptly to notify such Guarantor after any such setoff and application made by such party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Guaranteed Party under this Section 7.6 are in addition to any other right or remedy (including any other right of setoff) which the Guaranteed Party may have.

Section 7.7      Severability.

In case any provision in or obligation under this Guaranty shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 7.8      Headings.

Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

Section 7.9      Survival.

All representations, warranties, covenants and agreements on the part of Guarantors contained in this Guaranty and in the other Loan Documents to which they are a party shall survive the termination of this Guaranty and shall be effective until the Guaranteed Obligations are indefeasibly paid and performed in full.

Section 7.10    Entire Agreement.

This Guaranty and the other Loan Documents and the documents and agreements referred to herein and therein constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, with respect thereto.

Section 7.11    Governing Law and Jurisdiction.

(a)        THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)        EACH GUARANTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE GUARANTEED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE GUARANTEED PARTY ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7.11.

Section 7.12    Waiver of Jury Trial.

EACH GUARANTOR HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT

CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH GUARANTOR REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.13    Service of Process.

Each Guarantor hereby designates and appoints CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York, as its authorized agent (the “Authorized Agent”) to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding in connection with this Guaranty. Each Guarantor hereby agrees that service of process upon the Authorized Agent at said address and written notice of said service of such Guarantor mailed or delivered to such Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon such Guarantor, in any such suit, action or proceeding. Each Guarantor (a) shall give prompt written notice to the Guaranteed Party of any changed address of its Authorized Agent hereunder, (b) may, with the prior written consent of the Guaranteed Party, designate a substitute Authorized Agent with an office in New York, New York (which office shall be designated as the address for service of process), and (c) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

Section 7.14    Additional Subsidiary.

If an Additional Subsidiary (as defined in the Loan Agreement) is required pursuant to Section 6.19 of the Loan Agreement to enter into this Guaranty, then such Additional Subsidiary shall become a party to this Guaranty (and bound by all of the provisions hereof as a “Guarantor” hereunder) by executing a counterpart signature page hereto and delivering the same to the Guaranteed Party.

[Signature page follows]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TELESERVICES MANAGEMENT COMPANY, a Delaware corporation, as Guarantor

By:	/s/ Paul Trower
Title:	President

TELESERVICES TECHNOLOGY COMPANY, a Delaware corporation, as Guarantor

By:	/s/ Paul Trower
Title:	President

RMH INTERACTIVE TECHNOLOGIES, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Paul Trower
Title:	President

RMH TELESERVICES INTERNATIONAL, INC., a corporation organized under the laws of New Brunswick, Canada, as Guarantor

By:	/s/ Paul Trower
Title:	President

515963 N.B. INC., a corporation organized under the laws of New Brunswick, Canada, as Guarantor

By:	/s/ Paul Trower
Title:	President

516131 N.B. INC., a corporation organized under the laws of New Brunswick, Canada, as Guarantor

By:	/s/ Paul Trower
Title:	President

SIGNATURE PAGE FOR GUARANTY

Accepted and agreed to:

FOOTHILL CAPITAL CORPORATION,
a California corporation,
as Guaranteed Party

By:	/s/ Garrick E. Tan
Name:	Garrick E. Tan
Title:	Vice President

SIGNATURE PAGE FOR GUARANTY